Exhibit 4.1
Execution Version
MASTER ASSIGNMENT, AGREEMENT
AND AMENDMENT NO. 6
     This Master Assignment, Agreement and Amendment No. 6 (“Agreement”) dated as of June 2, 2008 (“Effective Date”) is among Mariner Energy, Inc., a Delaware corporation (the “Parent”), Mariner Energy Resources, Inc., a Delaware corporation (“Mariner Energy Resources” and together with the Parent, the “Borrowers”, each a “Borrower”), the Lenders (as defined in the Credit Agreement described below), Union Bank of California, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”), Union Bank of California, N.A. as Joint Lead Arranger and Sole Book Runner, BNP Paribas as Joint Lead Arranger and Syndication Agent, and BMO Capital Markets Financing, Inc., Guaranty Bank and JPMorgan Chase Bank, N.A. as Co-Documentation Agents.
RECITALS
     A. The Borrowers, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of March 2, 2006, as amended by Amendment No. 1 and Consent dated as of April 7, 2006, Amendment No. 2 dated as of October 13, 2006, Amendment No. 3 and Consent dated as of April 23, 2007, Amendment No. 4 dated as of August 24, 2007, and Amendment No. 5 and Agreement dated as of January 31, 2008 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. Each of Citicorp USA, Inc. (in its individual capacity as a Lender, “Citicorp”), Comerica Bank (in its individual capacity as a Lender, “Comerica”), Bank of Scotland plc (in its individual capacity as a Lender, “Bank of Scotland”), and DZ BANK AG Deutsche Zentral Genossenschaftsbank Frankfurt am Main, New York Branch (in its individual capacity as a Lender, “DZ Bank”, and together with Citicorp, Comerica and Bank of Scotland, the “Assignors”) wishes to assign certain percentages of its rights and obligations under the Credit Agreement as a Lender to Union Bank of California, N.A. (in its individual capacity as a Lender, “UBOC”), BNP Paribas (in its individual capacity as a Lender, “Paribas”), BMO Capital Markets Financing, Inc. (in its individual capacity as a Lender, “BMO”), Amegy Bank National Association (in its individual capacity as a Lender, “Amegy”, and together with UBOC, Paribas and BMO, the “Assignees”) pursuant to the terms hereof.
     C. After the assignment and acceptance of the rights and obligations among the Assignors and Assignee as set forth herein, the Borrower, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Agreement, (i) amend the Credit Agreement as provided herein, and (ii) increase the Borrowing Base.
     THEREFORE, the Borrowers, the subsidiaries of the Borrowers signatory hereto (the “Guarantors”), the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:

ARTICLE I.
DEFINITIONS
     Section 1.01 Terms Defined Above. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
     Section 1.02 Terms Defined in the Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
     Section 1.03 Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.
ARTICLE II.
MASTER ASSIGNMENT
     Section 2.01 Assignment. Each Assignor, severally, hereby sells and assigns to the Assignees, without recourse and without representation or warranty other than as expressly provided herein, and each Assignee hereby purchases and assumes from the Assignors, (a) such percentage in and to all of the Assignors’ respective rights and obligations under the Credit Agreement as a Lender (including, without limitation, such percentage interest in the Advances owing to the applicable Assignor and the applicable Assignor’s risk participation and funded participation in Letter of Credit Obligations existing as of the date hereof (prior to the effectiveness of this Agreement)) that would result in the Assignors and the Assignees having the respective Tranche A Commitments set forth in Schedule II attached hereto, and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of each Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above. Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Agreement, without representation or warranty by any Assignor. After giving effect to the sale and assignment pursuant to this Article II, each Lender’s respective Tranche A Commitment will be as set forth under its name on Schedule II attached hereto.
     Section 2.02 Representations and Warranties. Each Assignor, severally, represents and warrants that (a) it is the legal and beneficial owner of the interests that it is assigning under Section 2.01 above, and (b) such interests are being assigned are free and clear of any lien, encumbrance or other adverse claim. Each Assignor and each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (B) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the agreements set forth in this Article II and to sell or purchase, as applicable, the assigned interests being assigned under Section 2.01, and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document other than the representations and warranties of such Assignor set forth in this Section 2.02, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (C) the financial condition of any Borrower, its respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by any Borrower, its respective Subsidiaries or Affiliates or any other Person of any of its obligations under any Loan Document.
     Section 2.03 Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each interest assigned (including payments of principal, interest, fees and other amounts) to (a) the Assignors, with respect to any amounts accruing prior to the Effective Date, and (b) the Assignees, with respect to any amounts accruing from and after the Effective Date.
     Section 2.04 Breakage Costs. If, as a result of the assignments effected under this Article II, any Lender incurs any losses (excluding loss of anticipated profits), out-of-pocket costs or expenses as a result of any payment of Eurodollar Rate Advances prior to the last day of the Interest Period applicable thereto (whether by the Borrowers or by reallocation of the outstandings of the Eurodollar Rate Advances under the Credit Agreement to effect the assignments provided herein) and such Lender makes a request for compensation, the Borrowers shall, within 10 days of any written demand sent by such Lender to the Borrowers through the Administrative Agent, pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for such losses, out-of-pocket costs or expenses incurred as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.
ARTICLE III.
AMENDMENT TO CREDIT AGREEMENT
     Section 3.01 The Credit Agreement is hereby further amended by deleting Schedule II attached thereto and replacing it with the Schedule II attached hereto.

ARTICLE IV.
AGREEMENTS
     Section 4.01 Borrowing Base. Notwithstanding anything the contrary contained in the Credit Agreement, the parties hereto agree that, as of the Effective Date, the Borrowing Base shall be equal to $850,000,000 and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined in accordance with the Credit Agreement.
     Section 4.02 Confirmation of Tranche A Commitments and Pro Rata Share of New Borrowing Base. Each Lender and each New Lender hereby acknowledges and confirms that, as of the date hereof and after giving effect to this Agreement (a) its respective Tranche A Commitment is as set forth next to its name on Schedule II attached hereto, and (b) its respective Pro Rata Share of the Borrowing Base is as set forth next to its name on Schedule I attached hereto.
     Section 4.03 Syndication Agent, Joint Lead Arrangers, Sole Book Runner and Co-Documentation Agents. None of the Persons identified as a party to this Agreement as a “Syndication Agent,” “Joint Lead Arranger,” “Sole Book Runner”, or “Co-Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement under such titles. Without limiting the foregoing, none of the Persons so identified as a “Syndication Agent,” “Joint Lead Arranger,” “Sole Book Runner”, or “Co-Documentation Agent” shall have or be deemed to have any fiduciary relationship with any other party hereto. Each party hereto acknowledges that it has not relied, and will not rely, on any of the parties so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Section 5.01 Borrowers Representations and Warranties. Each of the Borrowers represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties remain true and correct as of such certain date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the other documents, instruments, certificates and agreements (“Other Documents”) required to be delivered by this Agreement and to which each of the Borrowers is a party are within the corporate power and authority of each of the Borrowers and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which each of the Borrowers is a party constitute legal, valid, and binding obligations of such Borrower enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; and (f) the Liens under the Security Instruments are valid and subsisting and secure each of the Borrowers’ obligations under the Loan Documents.
     Section 5.02 Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties remain true and correct as of such certain date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the Other Documents to which such Guarantor is a party are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which such Guarantor is a party constitute legal, valid, and binding obligations of such Guarantor enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s obligations under the Loan Documents.
ARTICLE VI.
CONDITIONS
     This Agreement shall become effective and enforceable against the parties hereto, and the Credit Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent:
     Section 6.01 Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent:
          (a) this Agreement;
          (b) new Tranche A Notes for Lenders that have requested them and are increasing or decreasing their respective Tranche A Commitments pursuant hereto; and
          (c) such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or any Lender may reasonably request.
     Section 6.02 Payment of Fees. The Borrowers shall have paid (a) to the Administrative Agent for the account of the Lenders a borrowing base increase fee in the amount of $250,000 and (b) all costs and expenses that have been invoiced and are payable pursuant to Section 10.04 of the Credit Agreement.

     Section 6.03 No Default. No Default shall have occurred and be continuing.
     Section 6.04 Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects other than such representations and warranties that speak of a certain earlier date, which representations and warranties shall be true and correct as of such earlier date.
ARTICLE VII.
MISCELLANEOUS
     Section 7.01 Effect on Loan Documents; Acknowledgments.
          (a) Each of the Borrowers acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
          (b) The Administrative Agent, the Issuing Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
          (c) Each of the Borrowers, the Guarantors, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and each of the Borrowers and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consents granted hereunder.
          (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.
          (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
     Section 7.02 Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and deliver of this

Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 7.03 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.
     Section 7.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrowers and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 7.05 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
     Section 7.06 Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 7.07 Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

     EXECUTED effective as of the date first above written.

MARINER ENERGY, INC.
By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President, Chief Financial Officer and Treasurer

MARINER ENERGY RESOURCES, INC.
By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President, Chief Financial Officer and Treasurer

MARINER LP LLC, a Delaware limited liability company
By:	Mariner Energy, Inc., its sole member

By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President, Chief Financial Officer and Treasurer

MC BELTWAY 8 LLC, a Delaware limited liability company
By:	Mariner Energy, Inc. as its manager

By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President, Chief Financial Officer and Treasurer

MARINER GULF OF MEXICO LLC, a Delaware limited liability company
By:	Mariner Energy, Inc., its sole member

By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent, Issuing Lender, Lender, Joint Lead Arranger and Sole Book Runner
By:	/s/ Damien Meiburger
	Name:	Damien Meiburger
	Title:	Senior Vice President

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BNP PARIBAS, as a Lender, Joint Lead Arranger and Syndication Agent
By:	/s/ Douglas R. Liftman
	Name:	Douglas R. Liftman
	Title:	Managing Director

By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BMO CAPITAL MARKETS FINANCING, INC., as a Lender and as a Co-Documentation Agent
By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Director

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

GUARANTY BANK, as a Lender and as a Co-Documentation Agent
By:	/s/ W. David McCarver IV
	Name:	W. David McCarver IV
	Title:	Vice President

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

JPMORGAN CHASE BANK, N.A. , as a Lender and as a Co-Documentation Agent
By:	/s/ Jo Linda Papadakis
	Name:	Jo Linda Papadakis
	Title:	Vice President

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAYLON NEW YORK BRANCH, as a Lender
By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director

By:	/s/ Mark Roche
	Name:	Mark Roche
	Title:	Managing Director

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CITICORP USA, INC., as a Lender
By:	/s/ David E. Hunt
	Name:	David E. Hunt
	Title:	Vice President

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

THE BANK OF NOVA SCOTIA, as a New Lender
By:	/s/ David Mills
	Name:	David Mills
	Title:	Director

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Terence D’Souza
	Name:	Terence D’Souza
	Title:	Vice President

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

COMERICA BANK, as a Lender
By:	/s/ Greg Smith
	Name:	Greg Smith
	Title:	Vice President

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

NATIXIS, as a Lender
By:	/s/ Donovan C. Broussard
	Name:	Donovan C. Broussard
	Title:	Managing Director

By:	/s/ Liana Tchernysheva
	Name:	Liana Tchernysheva
	Title:	Director

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BANK OF SCOTLAND plc, as a Lender
By:	/s/ Julia R. Franklin
	Name:	Julia R. Franklin
	Title:	Assistant Vice President

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAPITAL ONE, N.A., as a Lender
By:	/s/ Paul D. Hein
	Name:	Paul D. Hein
	Title:	Vice President

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, NEW YORK BRANCH, as a Lender
By:	/s/ Scott B. Lamoreaux
	Name:	Scott B. Lamoreaux
	Title:	First Vice President

By:	/s/ Paul J. Bowles
	Name:	Paul J. Bowles
	Title:	Assistant Treasurer

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WACHOVIA BANK, NATIONAL ASSOCIATION, as a New Lender
By:	/s/ Henry R. Biedrzycki
	Name:	Henry R. Biedrzycki
	Title:	Director

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Kenneth R. Batson, III
	Name:	Kenneth R. Batson, III
	Title:	Vice President

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

THE FROST NATIONAL BANK, as a New Lender
By:	/s/ Thomas H. Dungan
	Name:	Thomas H. Dungan
	Title:	Sr. Vice President

Signature Page to Amendment No. 6 and Agreement
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

SCHEDULE I
Pro Rata Share of Borrowing Base

Pro Rata Share of
Lenders/New Lenders:	Borrowing Base:
Union Bank of California, N.A.	$76,166,667
BNP Paribas	$76,166,667
BMO Capital Markets Financing, Inc.	$73,500,000
Guaranty Bank	$68,000,000
JP Morgan Chase Bank, N.A.	$68,000,000
Calyon New York Branch	$51,000,000
Citicorp USA, Inc.	$45,000,000
The Bank of Nova Scotia	$51,000,000
Wells Fargo Bank, National Association	$51,000,000
Comerica Bank	$40,000,000
Natixis	$45,333,333
Bank of Scotland plc	$32,500,000
Capital One, N.A.	$36,833,333
DZ BANK AG Deutsche Zentral Genossenschaftsbank Frankfurt am Main, New York Branch	$32,500,000
Wachovia Bank, National Association	$36,833,333
Amegy Bank National Association	$35,000,000
The Frost National Bank	$31,166,667

Total:	$850,000,000.00

Schedule I

SCHEDULE II
BORROWERS, ADMINISTRATIVE AGENT, AND LENDER INFORMATION
Borrowers: Mariner Energy, Inc. and Mariner Energy Resources, Inc.
c/o Mariner Energy, Inc.
One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
Facsimile Number: 713-954-5555
Attention: John Karnes
Administrative Agent/Issuing Lender: Union Bank of California, N.A.
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071
Facsimile Number: 213-236-6823
Attention: Don Smith
With a copy to:
4200 Lincoln Plaza
500 N. Akard
Dallas, Texas 75201
Facsimile Number: 214-922-4209
Attention: Damien Meiburger

Lender	Tranche A Commitment
Union Bank of California, N.A.	$89,607,843.53
BNP Paribas	$89,607,843.53
BMO Capital Markets Financing, Inc.	$86,470,588.24
Guaranty Bank	$80,000,000.00
JP Morgan Chase Bank, N.A.	$80,000,000.00
Calyon New York Branch	$60,000,000.00
Citicorp USA, Inc.	$52,941,176.47
The Bank of Nova Scotia	$60,000,000.00
Wells Fargo Bank, National Association	$60,000,000.00
Comerica Bank	$47,058,823.53
Natixis	$53,333,333.33
Bank of Scotland plc	$38,235,294.12
Capital One, N.A.	$43,333,333.33
DZ BANK AG Deutsche Zentral Genossenschaftsbank Frankfurt am Main, New York Branch	$38,235,294.12
Wachovia Bank, National Association	$43,333,333.33
Amegy Bank National Association	$41,176,470.59
The Frost National Bank	$36,666,666.67

Total:	$1,000,000,000.00

Schedule II